                                                                   EXHIBIT 10.15

                                                                        EXECUTED
                                                                        ORIGINAL

                                      LEASE

                         TORREY SORRENTO I BUSINESS PARK
               (10575/10581 ROSELLE STREET, SAN DIEGO, CALIFORNIA)

                                BRS TORREY I, LLC
                      a Delaware limited liability company

                                  as Landlord,

                                       and

                            STRUCTURAL GENOMIX, INC.,
                             a Delaware corporation

                                    as Tenant

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                         TORREY SORRENTO I BUSINESS PARK
               (10575/10581 ROSELLE STREET, SAN DIEGO, CALIFORNIA)

                       SUMMARY OF BASIC LEASE INFORMATION

               The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "SUMMARY"). This Summary is hereby incorporated into and made a part of the attached Lease (the "LEASE") which pertains to the "Project," as that term is defined in the Lease, commonly known as "10575/10581 ROSELLE STREET" located in San Diego, California. This Summary and the Lease are collectively referred to herein as the "LEASE". Each reference in the Lease to any term of this Summary shall have the meaning set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease.

           TERMS OF LEASE
      (REFERENCES ARE TO THE LEASE)             DESCRIPTION
1.    Date:                              6.1, 2001 ("EFFECTIVE DATE")

2.    Landlord:                          BRS TORREY I, LLC
                                         a Delaware limited liability company
                                         c/o Mr. Matt Root
                                         The Shidler Group
                                         4660 La Jolla Village  Drive, Suite 800
                                         San Diego, CA 92122

3.    Tenant:                            STRUCTURAL GENOMIX, INC.,
                                         a Delaware corporation

4.    Premises (Article 1).

      4.1  Addresses of Buildings:       10575/10581 Roselle Street
                                         San Diego, California 92121

      4.2  Premises:                     24,805 rentable square feet as further
                                         set forth in Exhibit "A" to the Lease.

5.    Lease Term (Article 2).

      5.1  Length of Term:               Seven (7) years.

      5.2  Lease Commencement Date:      The Lease Commencement Date shall occur
                                         as set forth in Article 2 of the Lease.
                                         The Lease Commencement Date is
                                         anticipated to be September 1, 2001.

      5.3  Lease Expiration Date:        The last day of the month in which the
                                         seventh (7th) anniversary of the Lease
                                         Commencement Date occurs.

6.    Base Rent and Ground Rent
      (Article 3)

      6.1  Ground Rent:                  $3,742.10 per month during the
                                         Pre-Commencement Period, as described
                                         in Section 3.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                      (i)

      6.2  Base Rent:

                                             Monthly       Monthly Rental Rate
                                         Installment of            Per
Lease Year           Annual Base Rent       Base Rent          Square Foot
----------           ----------------    --------------    -------------------
    1                  $669,501.00         $58,291.75               $2.35
    2                  $723,313.80         $60,276.15               $2.43
    3                  $750,103.20         $62,508.60               $2.52
    4                  $776,892.60         $64,741.05               $2.61
    5                  $803,682.00         $66,973.50               $2.70
    6                  $830,471.40         $69,205.95               $2.79
    7                  $860,237.40         $71,686.45               $2.89

7.    Additional Rent (Article 4).

      7.1  Tenant's Share:               Sixty Five and ninety-four hundredths
                                         percent (65.94%)

8.    Security Deposit (Article 21);     $349,750.50

9.    Parking Pass Ratio                 Pro-rata basis.
      (Article 28):

10.   Broker(s) (Section 31.17):         Neil Fox, Phase 3 Properties
                                         (Landlord's Broker)

                                         Neil Fox, Phase 3 Properties (Tenant's
                                         Broker)

11.   Address of Tenant                  STRUCTURAL GENOMIX, INC.,
      (Section 31.12):                   10505 Roselle Street
                                         San Diego, California 92121
                                         Attention:  Ms. Geneva Davis
                                         (Prior to Lease Commencement Date)

                                                       and

                                         10505 Roselle Street
                                         San Diego, California 92121
                                         Attention:  Ms. Geneva Davis
                                         (After to Lease Commencement Date)

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                      (ii)

The foregoing terms of this Summary are hereby agreed to by Landlord and Tenant.

           "LANDLORD"                    BRS TORREY I, LLC,
                                         a Delaware limited liability company

                                         By:           /s/ [Illegible]
                                               ---------------------------------
                                               _________________________________

                                         Its:            Member

                                               By:
                                                     ___________________________
                                                     Its:
                                                           _____________________

           "TENANT"                      STRUCTURAL GENOMIX, INC.,
                                         a Delaware corporation

                                         By:           /s/ Tim Harris
                                               ---------------------------------
                                               Name:        T. Harris
                                               Title:       Pres & CEO

                                         By:         /s/ [Illegible]
                                               ---------------------------------
                                               Name:        [Illegible]
                                               Title:       EVP

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                     (iii)

                         TORREY SORRENTO I BUSINESS PARK
               (10575/10581 ROSELLE STREET, SAN DIEGO, CALIFORNIA)

                                TABLE OF CONTENTS

ARTICLE                            SUBJECT MATTER                           PAGE
-------                            --------------                           ----
ARTICLE 1     PREMISES, BUILDING, PROJECT, AND COMMON AREAS ................   1

ARTICLE 2     LEASE TERM ...................................................   2

ARTICLE 3     BASE RENT AND GROUND RENT ....................................   2

ARTICLE 4     ADDITIONAL RENT ..............................................   2

ARTICLE 5     USE OF PREMISES ..............................................   6

ARTICLE 6     SERVICES AND UTILITIES .......................................   7

ARTICLE 7     REPAIRS ......................................................   8

ARTICLE 8     ADDITIONS AND ALTERATIONS ....................................   8

ARTICLE 9     COVENANT AGAINST LIENS .......................................   9

ARTICLE 10    INSURANCE ....................................................   9

ARTICLE 11    DAMAGE AND DESTRUCTION .......................................  11

ARTICLE 12    NONWAIVER ....................................................  12

ARTICLE 13    CONDEMNATION .................................................  12

ARTICLE 14    ASSIGNMENT AND SUBLETTING ....................................  13

ARTICLE 15    SURRENDER OF PREMISES; REMOVAL OF TRADE FIXTURES .............  16

ARTICLE 16    HOLDING OVER .................................................  17

ARTICLE 17    ESTOPPEL CERTIFICATES ........................................  17

ARTICLE 18    SUBORDINATION ................................................  17

ARTICLE 19    DEFAULTS; REMEDIES ...........................................  18

ARTICLE 20    COVENANT OF QUIET ENJOYMENT ..................................  20

ARTICLE 21    SECURITY DEPOSIT .............................................  20

ARTICLE 22    INTENTIONALLY OMITTED ........................................  20

ARTICLE 23    SIGNS ........................................................  20

ARTICLE 24    COMPLIANCE WITH LAW ..........................................  21

ARTICLE 25    LATE CHARGES .................................................  21

ARTICLE 26    LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT .........  22

ARTICLE 27    ENTRY BY LANDLORD ............................................  22

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                      (iv)

ARTICLE 28    TENANT PARKING ...............................................  23

ARTICLE 29    EARLY TERMINATION AND CONFIDENTIALITY ........................  23

ARTICLE 30    RIGHT OF FIRST REFUSAL .......................................  23

ARTICLE 31    MISCELLANEOUS PROVISIONS .....................................  24

EXHIBIT "A"   OUTLINE OF FLOOR PLAN OF PREMISES
EXHIBIT "B"   NOTICE OF LEASE TERM DATES
EXHIBIT "C"   RULES AND REGULATIONS
EXHIBIT "D"   FORM OF TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT "E"   TENANT WORK LETTER
EXHIBIT "F'   ENVIRONMENTAL DOCUMENTS

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                      (v)

                         TORREY SORRENTO I BUSINESS PARK
               (10575/10581 ROSELLE STREET, SAN DIEGO, CALIFORNIA)

                             INDEX OF DEFINED TERMS

Additional Rent...................................................             3
Affiliate ........................................................            16
Alterations ......................................................             8
Approved Plans....................................................     Exhibit E
Architect.........................................................     Exhibit E
Arroyo Parkway Plaza .............................................             1
Base Building.....................................................     Exhibit E
Base Rent ........................................................             2
Brokers ..........................................................            26
Building .........................................................             1
Building Common Areas.............................................             1
Common Areas .....................................................             1
Construction Drawings ............................................     Exhibit E
Contract..........................................................     Exhibit E
Contractor .......................................................     Exhibit E
Control ..........................................................            16
Cost Pools........................................................             4
Delivery Date.....................................................     Exhibit E
Early Termination Date ...........................................            23
Effective Date ...................................................       Summary
Engineers ........................................................     Exhibit E
Environmental Documents ..........................................            28
Estimate..........................................................             6
Estimate Statement ...............................................             6
Estimated Amount .................................................             6
Excess............................................................             5
Existing Hazardous Materials .....................................            29
Expense Year .....................................................             3
Extraction Unit ..................................................            22
First Offer Commencement Date ....................................            24
First Offer Notice ...............................................            24
First Offer Rent .................................................            24
First Offer Space ................................................            24
Force Majeure-....................................................            26
Ground Rent.......................................................             2
Hazardous Material ...............................................            27
Landlord .........................................................             1
Landlord Consulting Fee ..........................................     Exhibit E
Landlord Indemnities .............................................            28
Landlord Parties .................................................             9
Landlord's Work ..................................................     Exhibit E
Lease.............................................................             1
Lease Commencement Date ..........................................             2
Lease Expiration Date ............................................             2
Lease Term .......................................................             2
Lease Year .......................................................             2
Losses ...........................................................            28
Monitoring Well(s) ...............................................            22
Notices...........................................................            26
number of days ...................................................     Exhibit E
Operating Expenses ...............................................             3

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                      (vi)

Option Notice ....................................................            23
Other Improvements ...............................................            29
Pre-Commencement Period ..........................................             2
Premises .........................................................             1
Project ..........................................................             1
Project Common Areas .............................................             1
Project Expenses .................................................             4
Proposition 13 ...................................................             4
Rent .............................................................             3
Security Deposit .................................................            20
Seller ...........................................................            23
Statement ........................................................             5
Subject Space ....................................................            13
Subleasing Costs .................................................            l4
Substances .......................................................            28
Substantial Completion ...........................................             2
Summary ..........................................................             1
Tax Expenses .....................................................             4
Tenant ...........................................................             1
Tenant Improvement Allowance .....................................     Exhibit E
Tenant Improvement Allowance Items ...............................     Exhibit E
Tenant Improvements ..............................................     Exhibit E
Tenant Notice ....................................................            24
Tenant Work ......................................................             2
Tenant's Agents ..................................................     Exhibit E
Tenant's Share ...................................................             5
Transfer Notice ..................................................            13
Transfer Premium .................................................            14
Transferee .......................................................            13
Transfers ........................................................            13
Violations .......................................................            28
Worker or Workers ................................................            28

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                     (vii)

                         TORREY SORRENTO I BUSINESS PARK
               (10575/10581 ROSELLE STREET, SAN DIEGO, CALIFORNIA)

                                      LEASE

      This Lease, which includes the preceding Summary of Basic Lease Information (the "SUMMARY") attached hereto and incorporated herein by this reference (the Lease and Summary are sometimes collectively referred to herein as the "LEASE"), dated as of the date set forth in Section 1 of the Summary is made by and between BRS TORREY I, LLC, a Delaware limited liability company ("LANDLORD"), and STRUCTURAL GENOMIX, INC., a Delaware corporation ("TENANT").

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS

      1.1 Premises, Building, Project and Common Areas.

            1.1.1 The Premises. Upon and subject to the terms hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 4.2 of the Summary (the "PREMISES"), which Premises are located in the "Building," as that term is defined in Section 1.1.2, below. The outline of the Premises is set forth in Exhibit "A" attached hereto.

            1.1.2 The Building and the Project. The Premises are a part of the buildings set forth in Section 4.1 of the Summary (the "BUILDING") located in San Diego, California. The Building is part of a project known as "10575/10581 ROSELLE STREET". The term "PROJECT," as used in this Lease, shall mean (i) the Buildings and the "Common Areas", as that term is defined in Section 1.1.3 below, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building, parking facilities and the Common Areas are located, and (iii) at Landlord's discretion, any additional real property, areas, buildings or other improvements added thereto.

            1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, whether or not those areas are open to the general public (such areas, together with such other portions of the Project designated by Landlord, in its discretion are collectively referred to herein as the "COMMON AREAS"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas". The term "PROJECT COMMON Areas", as used in this Lease, shall mean the portion of the Project designated as such by Landlord. "BUILDING COMMON AREAS", as used in this Lease, shall mean the portions of the Common Areas of the Buildings designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord. Landlord reserves the right to make alterations or additions to, or to change the location of, elements of the Project and the Common Areas.

      1.2 Number of Square Feet of Premises, Building, and Project. For purposes of this Lease, and unless otherwise provided herein, "usable square feet" and "rentable square feet" and any other statement of square footage set forth in this Lease for the Premises, the Building, the Project, or any portion thereof, or that may otherwise be used in calculating amounts owed Landlord by Tenant, including but not limited to rental, security deposit, additional rental and/or Tenant's Share of Operating Expenses, is an approximation which Landlord and Tenant agree is reasonable and the rental and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less.

      1.3 Base, Shell and Core Work in the Premises. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit "E" (if applicable), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Project except as specifically set forth in this Lease and the Tenant Work Letter.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                    ARTICLE 2

                                   LEASE TERM

      2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 5.1 of the Summary, shall commence on the date which is the earlier to occur of (i) one hundred twenty (120) days from the Effective Date, (ii) the date Tenant takes occupancy of the Premises, and (iii) the date of "Substantial Completion", as that term is defined in this Article 2, of the Premises ("LEASE COMMENCEMENT DATE"), and shall terminate on the date set forth in Section 5.3 of the Summary (the "LEASE EXPIRATION DATE") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. For purposes of this Lease, "SUBSTANTIAL COMPLETION" of the Premises shall occur upon the completion of construction, as reasonably determined by Landlord, of the "Tenant Improvements," as that term is defined in the Tenant Work Letter, in the Premises pursuant to the plans and drawings which are prepared pursuant to the terms of the Tenant Work Letter, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant in the Premises pursuant to the terms of the Tenant Work Letter or to be installed under the supervision of "Contractor" as that term is defined in the Tenant Work Letter (the "TENANT WORK"). At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit "B", attached hereto which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

                                    ARTICLE 3

                            BASE RENT AND GROUND RENT

      Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, (i) base rent ("BASE RENT") as set forth in Section 6 of the Summary, payable in equal monthly installments as set forth in Section 6 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever; and (ii) an amount equal to $3,742.10 per month (the "GROUND RENT") during the period commencing upon the date Landlord becomes obligated to begin paying the Ground Rent to the current owner of the property and ending upon the Lease Commencement Date (the "PRE-COMMENCEMENT PERIOD"). The Base Rent for the first full month of the Lease Term, together with the Ground Rent for the first month of the Pre-Commencement Period, shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                    ARTICLE 4

                                 ADDITIONAL RENT

      4.1 General Terms. As set forth in this Article 4, in addition to paying the Base Rent Specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Project Expenses," as those terms are defined in Sections
4.2.5 and 4.2.3 of this Lease, respectively, allocated to the tenants of the Building pursuant to the terms of Section 4.3 below. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "ADDITIONAL RENT", and the Base Rent and the Additional Rent are sometimes herein collectively referred to as "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

Rent. No Additional Rent shall be due or owing for the Pre-Commencement Period. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term, and Landlord shall use commercially reasonable efforts to deliver the Statement, as defined below, of any Additional Rent to Tenant within six (6) months after the expiration or termination of this Lease, as applicable.

      4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

            4.2.1 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

            4.2.2 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature incurred in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid or incurred for (i) the cost of supplying all utilities servicing the Project, the cost of operating, maintaining, repairing, renovating, complying with conservation measures in connection with, and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment, maintenance, and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or a municipal or public shuttle service or parking program; (iii) the cost of all insurance carried in connection with the Project, or any portion thereof; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, restripping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants; (vii) payments under any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance, management, or security of the Project, or any portion thereof, including employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits;
(ix) payments under any easement, license, operating agreement, declaration, covenant, conditions and restrictions, or any other instrument pertaining to the sharing of costs by the Project, or any portion thereof; (x) the cost of operation, repair, maintenance and replacement of all systems and equipment which serve the Project in whole or part; (xi) exterior window cleaning, trash removal, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; and (xii) the cost of any capital improvements made to the Project which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, or made to all or any portion of the Project, or any portion thereof, after the Lease Commencement Date that are required under any governmental law or regulation that was not applicable to the Project at the time that permits for the construction of the Building were obtained; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. If the Building is not fully occupied during all or a portion of any Expense Year, or if all Operating Expenses allocable to a particular Expense Year have not been billed to Landlord or paid in such Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been fully occupied or if all Operating Expenses had been billed or paid in such Expense Year. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Project and/or the Building (the "COST POOLS").

            Notwithstanding the foregoing, Operating Expenses shall not include:

                  (i) Legal fees incurred in negotiating and enforcing tenant leases;

                  (ii) Real estate brokers' leasing commissions;

                  (iii) The cost of providing any service directly to and paid directly by any tenant;

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                  (iv) Costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be credited to Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses);

                  (v) Costs arising from Landlord's charitable or political contributions;

                  (vi) Depreciation, interest and principal payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases, including without limitation, costs incurred in obtaining or refinancing any such financing and any other debt costs:

                  (vii) All costs and expenses for which Tenant or other tenants directly reimburse Landlord other than as part of Rent or Operating Expenses;

                  (viii) Costs incurred (including permit, license, and inspection fees but excluding utilities) or cash consideration paid in renovating otherwise improving, decorating, painting or redecorating space for tenants, prospective tenants, other occupants, vacant space available for those tenants, prospective tenants, or other occupants; however, this exclusion does not apply to remove from Operating Expenses the costs of ordinary maintenance supplied to the tenants of the Building or the costs of ordinary maintenance of the common areas, or other modifications to the common areas of the Building other than the scope of work currently being performed by the Landlord as described herein.

            4.2.3 "PROJECT EXPENSES" shall mean the sum of "Operating Expenses" and "Tax Expenses".

            4.2.4 "TAX EXPENSES" shall mean all federal, state; county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with all or any portion of the Project), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

            4.2.4.1 Tax Expenses shall include, without limitation:

                  (i) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for the purposes of this Lease;

                  (ii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating,

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

      management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

                  (iii) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

                  (iv) Any possessory taxes charged or levied in lieu of real estate taxes.

            4.2.5 "TENANT'S SHARE" shall mean the percentage set forth in
Section 7.1 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100, and dividing the product by the total rentable square feet in the Building. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions may not be strictly calculated pursuant to BOMA standards and are approximations which Landlord and Tenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Building or in the Project, as determined by Landlord.

      4.3 Allocation of Project Expenses to Tenants of the Building. Except as provided herein, Project Expenses (i.e., Operating Expenses and Tax Expenses) are determined annually for the Project as a whole. If the Building is only one of multiple buildings which constitute the Project, Project Expenses shall be allocated by Landlord, in its reasonable discretion, to both the tenants of the Building and the tenants of the other buildings in the Project, and the portion of Project Expenses allocated to the tenants of the Building shall consist of
(i) all Project Expenses attributable solely to the Building and (ii) an equitable portion of Project Expenses attributable to the Project as a whole and not attributable solely to the Building or to any other building of the Project. Landlord shall use commercially reasonable efforts to install separate metering devices for all tenants for utility services utilized solely by such tenant and in such event, the tenants shall pay the cost of such services directly to Landlord or the utility company, as determined by Landlord, upon demand, including the cost of the metering devices. So long as the separately metered tenants pay such expenses, such costs shall be excluded from Operating Expenses. Tenant shall not be obligated to pay, as Operating Expenses, any utility costs solely attributable to any other tenant.

      4.4 Calculation and Payment of Additional Rent.

            4.4.1 Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Project Expenses allocated to the tenants of the Building pursuant to Section 4.3 above for such Expense Year exceeds Tenant's Share of the Project Expenses paid by Tenant, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.2, below, and as Additional Rent, an amount equal to Tenant's Share.

            4.4.2 Statement of Actual Project Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Project Expenses incurred or accrued for such preceding Expense Year and the amount thereof allocated to the tenants of the Building, and which shall indicate the amount, if any, of any excess ("EXCESS"). Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Amount," as that term is defined in
Section 4.4.3, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Project Expenses allocated to the tenants of the Building for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.4.1 of this Lease. The provisions of this Section 4.4.2 shall survive the expiration or earlier termination of the Lease Term for six (6) months. In the event Tenant's payment of Project Expenses for an Expense Year exceeds Tenant's Share of Project Expenses for such year, Landlord shall credit such excess to the amount of Project Expenses next becoming due from Tenant.

            4.4.3 Statement of Estimated Project Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

estimate (the "ESTIMATE") of what the total amount of Project Expenses for the then-current Expense Year shall be, the amount thereof to be allocated to the tenants of the Building, and the estimated amount (the "ESTIMATED AMOUNT"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Amount under this Article 4. If pursuant to the Estimate Statement an Estimated Amount is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Amount for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Amount set forth in the previous Estimate Statement delivered by Landlord to Tenant.

      4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord, excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

            4.5.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

            4.5.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Project parking facility); or

            4.5.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                                    ARTICLE 5

                                 USE OF PREMISES

      Tenant shall use the Premises solely for biotechnology research and general office and related purposes consistent with the character of the Building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit "C", attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Material," as that term is defined in Section 31.22 of this Lease, which is in violation of federal, state, or local law.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

      6.1 Standard Tenant Services. Except as set forth herein, Landlord shall provide to the Building and the Project (subject to the reimbursement either through Tenant's Share of Project Expenses or direct payment by Tenant either to Landlord or to the service provider, all as may be provided herein) the following services on all days (unless otherwise stated below) during the Lease Term.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

            6.1.1 Landlord shall provide adequate electrical wiring and facilities and power for normal general commercial use as determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

            6.1.2 Landlord shall provide water for drinking, lavatory and toilet purposes.

      6.2 Overstandard Tenant Use. Tenant shall have the right to install separate metering devices, supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant. If the Premises are not separately metered, should Tenant use water, electricity, heat or air conditioning in excess of that otherwise paid for by Tenant's Share of Operating Expenses pursuant to this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices.

      6.3 Interruption of Use. Landlord shall use commercially reasonable efforts to furnish services described in this section; provided, however, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. However, should Tenant be unable to use the Premises for the purpose set forth herein for a period of greater than five (5) consecutive business days, and if such inability to use the Premises for the purpose stated herein is solely due to Landlord's failure to use commercially reasonable efforts to provide the services described in this section, then Tenant shall be entitled to an equitable abatement of Base Rent only. Landlord hereby agrees that Tenant shall be entitled to install, at Tenant's sole cost and expense, and upon Landlord's further written approval as to the size and location and installation of such generator, which approval shall not be unreasonably withheld, conditioned or delayed, a generator or other alternate provider of such utilities for purposes of providing alternate utility service to the Premises.

                                    ARTICLE 7

                                     REPAIRS

      Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances; provided however, that, if Tenant fails to make such repairs within a reasonable period of time, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a reasonable percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

      8.1 Landlord's Consent to Alterations. Subsequent to the completion of the Tenant Work, as described in the Tenant Work Letter, Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) days prior to the commencement thereof, and which consent shall not be unreasonably withheld or delayed by Landlord; provided however, that Tenant may make non-structural, interior, non-penetrating modifications to the Premises, not exceeding a threshold of $50,000 per instance, or $100,000 per year or $200,000 during the Lease Term, upon fifteen (15) days prior notice to Landlord. Tenant may, however, install power, cable and related equipment and make non-structural, interior, non-penetrating modifications to the Premises not exceeding $10,000 per instance without prior notice to Landlord. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

      8.2 Manner of Construction. Landlord may impose, as a condition of its prior consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term (such items to be removed by Tenant shall be determined by Landlord concurrent with its prior consent to the Alterations), and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working in the Project. In addition to Tenant's obligations under
Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, if required, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations.

      8.3 Payment for Improvements. In the event Tenant requests that any Alterations or repair work be performed directly by Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable within five
(5) days of billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay to Landlord a percentage of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work, which amount shall not exceed five percent (5%) of the costs of such work.

      8.4 Construction Insurance. In the event that Tenant makes any Alterations Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

      8.5 Landlord's Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove (i) any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord and (ii) those items approved in writing by Landlord from time to time, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, if Landlord, as a condition to Landlord's consent to any Alteration, requires, as aforesaid, that Tenant remove any Alteration upon the expiration or early termination of the Lease Term, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove such Alterations and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alternations, Landlord may do so and may charge the cost thereof to Tenant.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

      Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

                                   ARTICLE 10

                                    INSURANCE

      10.1 Indemnification and Waiver. To the extent not prohibited by law, Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant. Tenant shall, either prior to, during, or after the expiration of the Lease Term, indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises during the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. The provisions of this Section
10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

      10.2 Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

      10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts.

            10.3.1 Comprehensive General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Comprehensive General Liability endorsement covering the insuring provisions

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

            Bodily Injury and
            Property Damage Liability         $3,000,000 each occurrence
                                              $3,000,000 annual aggregate
            Personal Injury Liability         $3,000,000 each occurrence
                                              $3,000,000 annual aggregate
                                              0% Insured's participation

            10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

            10.3.3 Worker's Compensation and Employer's Liability Insurance, with a waiver of subrogation endorsement, with minimum limits of $1,000,000 per employee and $1,000,000 per occurrence.

            10.3.4 Loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

      10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All insurance shall (i) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; and (ii) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord. In addition, the insurance described in Section 10.3.1 above shall (a) name Landlord, and any other party specified by Landlord, as an additional insured;
(b) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (c) be primary insurance as to all claims thereunder and provide that any insurance required by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (d) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the costs of it shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

      10.5 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage and loss of insurance and extra expense insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to the extent such loss or damage is insurable under such policies of insurance.

      10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

      11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base, Shell, and Core of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the Base, Shell, and Core of the Premises and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord; provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair exceeds the amount of insurance proceeds received by Tenant from Tenant's insurance carrier, the cost of such repairs shall be paid by Tenant prior to repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall reasonably approve the contractors selected by Tenant to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

      11.2 Option to Repair or Terminate. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project; and either Landlord or Tenant may instead elect to terminate this Lease by notifying the other party in writing of such termination within ten (10) days after the date Landlord's architect notifies each party pursuant to Subsection 11.2(i) below, such notice to include a termination date of ninety (90) days after such written election to terminate, but such party may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) Landlord's architect determines, and notifies both parties in writing, that repairs cannot reasonably be completed within one hundred eighty (180) days after the date Landlord receives or will receive insurance proceeds for such damages (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project is successful in requiring that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage arises from flood, earthquake or other events not customarily covered by standard replacement insurance policies; or (iv) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project.

      11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

      11.4 Damage Near End of Term. In the event that the Premises, the Building, or the Project is destroyed or damaged to any substantial extent, which would render the repair or replacement an undesirable, unreasonable, or unsound investment decision taking into account financial feasibility and timing, as reasonably

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

determined by Landlord, during the last twelve (12) months of the Lease Term, then notwithstanding this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within ninety (90) days after Landlord learns of the necessity for repairs as the result of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

                                   ARTICLE 12

                                    NONWAIVER

      No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, and any waiver by Landlord of any provision of this Lease may only be in writing. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

      13.1 Permanent Taking. If a substantial part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, either party shall have the option to terminate this Lease upon one hundred eighty (180) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

      13.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the number of rentable square feet of the Premises taken bears to the total number of rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

      14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice,
(ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the material terms of the proposed Transfer and the consideration therefor (including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer), the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under Section 19.1.7 of this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees (up to $2,500) incurred by Landlord, within thirty (30) days after written request by Landlord.

      14.2 Landlord's Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

            14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

            14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

            14.2.3 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

            14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

            14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

            14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

            14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

            14.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord, for the Project, during the twelve (12)-month period immediately preceding the Transfer Notice.

            If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding any contrary provisions of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Article, Tenant's and such Transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or terminate this Lease.

      14.3 Transfer Premium.

            14.3.1 Definition of Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord 50% of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any brokerage commissions in connection with the Transfer (collectively, the "SUBLEASING COSTS"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for (A) services rendered by Tenant to Transferee, or (B) for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The payment of a Transfer Premium shall not apply to those transfers set forth in Section 14.6 or 14.7 below.

            14.3.2 Payment of Transfer Premiums. The determination of the amount of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 14.3.2, but an estimate of the amount of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this Section
14.3.2 during the twelve (12) months preceding each annual reconciliation exceed the amount of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant's future obligations under this
Section 14.3.2 or if the overpayment occurs during the last year of the Transfer in question, refund the excess to Tenant. If Tenant has underpaid the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Basic Rent hereunder. For purposes of calculating the Transfer Premium on an annual basis, Tenant's Subleasing Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Subleasing Costs are exhausted.

            14.3.3 Calculations of Rent. In the calculation of the Rent, as it relates to the Transfer Premium calculated under Section 14.3.1 above, the Rent paid during each annual period for the Subject Space by Tenant, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent, all such concessions shall be amortized on a straight-line basis over the relevant term.

      14.4 Intentionally Omitted.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

      14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit, and if understated by more than ten percent (l0%), Landlord shall have the right to cancel this Lease upon thirty (30) days' notice to Tenant.

      14.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or, (B) the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

      14.7 Permitted Transfers. An "AFFILIATE" means any entity that (i) controls, is controlled by, or is under common control with Tenant, (ii) results from the transfer of all or substantially all of Tenant's assets or stock, or
(iii) results from the merger or consolidation of Tenant with another entity. "CONTROL" means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty (50%) of the voting interest in the ordinary direction of the entity's affairs. Notwithstanding anything to the contrary contained in the Lease, Landlord's consent shall not be required for any assignment of this Lease or sublease of all or a portion of the Premises to an Affiliate so long as the following conditions are met: (a) at least thirty (30) business days before any such assignment or sublease, Landlord receives written notice of such assignment or sublease (as well as any documents or information reasonably requested by Landlord regarding the proposed intended transfer and the transferee); (b) Tenant is not then and has not been in default under this Lease; (c) if the transfer is an assignment or any other transfer to an Affiliate other than a sublease, the intended assignee assumes in writing all of Tenant's obligations under this Lease relating to the Premises in form satisfactory to Landlord or, if the transfer is a sublease, the intended sublessee accepts the sublease in form satisfactory to Landlord; (d) the intended transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, at least equal to the net worth of the original Tenant under the Lease as of the Effective Date ;
(e) the Premises shall continue to be operated solely for the use specified in the Lease; and (f) Tenant shall pay to Landlord all costs reasonably incurred by Landlord or any mortgagee or ground lessor for such assignment or subletting, including, without limitation, reasonable attorneys' fees. No transfer to an Affiliate in accordance with this subparagraph shall relieve Tenant named herein of any obligation under this Lease or alter the primary liability of Tenant named herein for the payment of Rent or for the performance of any other obligation to be performed by Tenant, including the obligations contained in the Lease with respect to any Affiliate.

                                   ARTICLE 15

                             SURRENDER OF PREMISES;
                            REMOVAL OF TRADE FIXTURES

      15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

      15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

      15.3 Removal of Tenant's Property by Landlord. Whenever Landlord shall re-enter the Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the Lease Term, or within five (5) days after a termination by reason of Tenant's default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with Sections 1980 through 1991 of the California Civil Code and
Section 1174 of the California Code of Civil Procedure, or in accordance with any laws or judicial decisions which may supplement or supplant those provisions from time to time.

      15.4 Landlord's Actions on Premises. Tenant hereby waives, and releases Landlord from, all claims for damages or other liability in connection with Landlord's or its agents' or representatives' reentering and taking possession of the Premises or removing, retaining, storing or selling the property of Tenant as herein provided, and Tenant hereby indemnifies and holds Landlord harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

                                   ARTICLE 16

                                  HOLDING OVER

      If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate not to exceed one and one-half (1 1/2) the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender (including such tenant's lost profits) and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

      Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit "D," attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

      This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any first mortgage or trust deed, now or hereafter in force against the Building or Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                               DEFAULTS: REMEDIES

      19.1 Defaults. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

            19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

            19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; or

            19.1.3 Abandonment or vacation of the Premises by Tenant; or

            19.1.4 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

            19.1.5 The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of Article 14 hereof.

      19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

            19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                  (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                  (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                  (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant: and

                  (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

            The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.l(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.l(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

      19.3 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

      19.4 Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

      19.5 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

      19.6 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

      Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                                SECURITY DEPOSIT

      Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in Section 8 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

                                   ARTICLE 22

                              INTENTIONALLY OMITTED

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                   ARTICLE 23

                                      SIGNS

      Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar tenants in the Building and shall comply with Landlord's Building standard signage program. If applicable, Tenant shall also be entitled to have Tenant's name be listed, at Tenant's sole cost and expense, on a directory sign in the main lobby of the Building, and Tenant shall be entitled to a maximum of three (3) lines on the building directory, at Tenant's sole cost and expense. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided herein, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Notwithstanding any contrary provision, Tenant may place any and all safety-related signage as required by law. Any signs (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

      Landlord agrees that, for so long as Structural GenomiX, Inc., as the original Tenant under this Lease, leases and occupies at least 24,960 rentable square feet of the Building, Structural GenomiX, Inc. may place its name on the Building; and provided that: (1) such signage is not prohibited by any applicable code, ordinance, statute, rule or regulation or by any action or rule of any landmark commission having jurisdiction, (2) all consents necessary from all governmental authorities and landmark commissions having jurisdiction are reasonably obtainable and are first obtained and (3) the exact design, copy, location, color, construction, and size of the proposed signage shall be previously approved, in writing, by Landlord.

      Tenant will bear the costs associated with creating, designing, manufacturing, and installing the signage set forth in the paragraph above. Tenant shall bear the cost of illuminating said signage and all costs of operating and maintaining said illumination (including bulbs and ballasts) ("Lighting Costs"). If any Lighting Cost is invoiced to Landlord, such cost shall become additional rent due upon invoice therefor from Landlord. Landlord shall otherwise insure and maintain the signage, the costs of which will be includable in Project Expenses.

      Upon termination or expiration of this Lease or of Tenant's right to possession of the Premises or if Tenant does not lease and occupy at least 24,960 rentable square feet in the Building, Tenant shall, at Tenant's sole expense, remove such signage and restore and repair all parts of the Building affected by the installation or removal of said signage, to the condition existing prior to its installation or to a condition acceptable to Landlord.

      Landlord shall be permitted to grant to other Tenants of the Building the right to install signage on the exterior of the Building.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

      Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                   ARTICLE 25

                                  LATE CHARGES

      If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within three (3) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within three (3) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

                        LANDLORD'S RIGHT TO CURE DEFAULT;
                               PAYMENTS BY TENANT

      26.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the case of an emergency), make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

      26.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

      Landlord and its representatives and independent contractors reserve the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises with a representative of Tenant to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) inspect and/or maintain the monitoring well(s) located inside the Premises and in the Common Area or parking area serving the Premises (the "MONITORING Well(s)") and for purposes of servicing the extraction unit located in the parking area (the "EXTRACTION UNIT"); (iv) post notices of nonresponsibility; or (v) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Tenant hereby acknowledges that the Monitoring Well(s) and Extraction Unit have been placed within the Project for the purposes of monitoring and assessing the Existing Hazardous Materials, as the same is hereinafter defined, and Tenant has approved of the location of the same and of Landlord's access to the same throughout the Lease Term. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 28

                                 TENANT PARKING

      Tenant hereby rents from Landlord, commencing on the Lease Commencement Date, a pro-rata share of the parking spaces, on a monthly basis throughout the Lease Term, which parking spaces shall pertain to the Project parking facility. Such rental shall permit Tenant and its employees to use, on a nonexclusive, as-available basis, together with other tenants and their respective employees, any undesignated, unreserved spaces available in such parking facility from time to time. Tenant shall pay to Landlord for automobile parking spaces on a monthly basis the prevailing rate charged from time to time for parking spaces in the Project, which shall be $0 per pass per month for the initial Lease Term. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. The parking spaces rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Tenant's invitees and guests may use parking spaces in such parking facility which are not allocated or reserved for Tenant or other occupants or visitors of the Building or Project on a first-come, first-serve basis, upon payment of Landlord's then prevailing parking rate. The parking passes allocated to Tenant are not for long term storage of automobiles, or for short or long term storage of boats, trailers, recreational vehicles, motorcycles or other vehicles or equipment.

                                   ARTICLE 29

                      EARLY TERMINATION AND CONFIDENTIALITY

      29.1 Termination of Lease. Should Landlord not acquire insurable fee title to the Project from the current owner ("SELLER") (and insurable leasehold interests as to any ground leasehold portions of the Project) prior to sixty
(60) days after the Effective Date of this Lease, Landlord and Tenant shall have the right to terminate this Lease by written notice (the "EARLY TERMINATION NOTICE") from the party electing to terminate to the other party. If either Landlord or Tenant exercises its right to terminate, the Lease Term shall terminate on the date of the delivery of the Early Termination Notice (the "EARLY TERMINATION DATE"). If either party exercises such right to terminate, then Landlord shall reimburse Tenant for its actual out-of-pocket costs incurred in connection with the negotiation and or upon reasonable reliance upon this Lease; provided, however, such reimbursement shall not exceed $100,000.

      29.2 Confidentiality. The parties acknowledge and agree that the terms and provisions of this Lease are confidential and such confidentiality shall remain in effect before, on and after the execution and delivery of this Lease. In furtherance of the foregoing, any documents, instruments, records or other information delivered by one party to the other shall be deemed confidential information. The provisions of this Section shall survive the expiration or termination of this Lease. Without limiting the generality of the foregoing, Tenant and its management, members, officers, directors and employees shall not contact, disclose, discuss, or negotiate with the Seller in connection with any matter relating to the Project.

      29.3 Existing Tenant. Landlord shall use commercially reasonable efforts to obtain an early termination of the Lazer Armortech lease which expires on December 31, 2002 and is not renewable at Lazer Armortech's option; provided, however, Landlord shall not be required to offer concessions or consideration in connection with such efforts.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                   ARTICLE 30

                             RIGHT OF FIRST REFUSAL

      30.1. Right of First Refusal. For so long as Structural GenomiX, Inc., as the original Tenant under this Lease, or its Affiliates, leases and occupies at least 24,000 rentable square feet, Structural GenomiX, Inc. shall retain a right of first offer with respect to any and all additional available rentable area located in the Project (the "FIRST OFFER SPACE"). Notwithstanding the foregoing, such first offer right shall commence only following the expiration or earlier termination of any existing lease (including renewals) in the First Offer Space, Tenant's right of first offer shall be on the terms and conditions set forth in this Article 30.

      30.2 Procedure. Landlord shall notify Tenant (the "FIRST OFFER NOTICE") from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space for the remainder of the term under this Lease for the existing Premises. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the "First Offer Rent," as that term is defined below. The First Offer Space shall be offered to Tenant on substantially the same material economic terms per square foot as Tenant is then paying under this Lease, taking into account, among other factors, the amount of time then remaining in the Lease Term and the then unamortized portion of the Tenant Improvements for the Premises (the "FIRST OFFER RENT"). The First Offer Rent shall be reasonably determined by Landlord and, at Landlord's election, may include (i) a tenant improvement allowance per square foot, or, alternatively, (ii) a lesser rent per square foot with no tenant improvement allowance.

      30.3 Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first refusal with respect to the space described in the First Offer Notice, then within five (5) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice ("TENANT NOTICE"). If Tenant does not so notify Landlord within the five (5) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

      30.4 Intentionally Omitted.

      30.5 Construction In First Offer Space. Unless Landlord agrees to construct tenant improvements, Tenant shall take the First Offer Space in its "as is" condition.

      30.6 Amendment to Lease. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within fifteen (15) days thereafter execute a separate lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Article 30. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the "FIRST OFFER COMMENCEMENT DATE") and terminate on the date set forth in the First Offer Notice.

      30.7 Termination of Right of First Offer. The rights contained in this
Article 30 shall be personal to the Tenant named in the Summary, and its Affiliates, and may only be exercised by Tenant and its Affiliates (and not any assignee, sublessee or other transferee of Tenant's interest in this Lease) if Tenant occupies the entire Premises. The right of first offer granted herein shall terminate as to particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space, as provided in this Article 30, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease or Tenant has previously been in default under this Lease more than once.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                   ARTICLE 31

                            MISCELLANEOUS PROVISIONS

      31.1 Binding Effect. Subject to all other provisions of this Lease, each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

      31.2 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute and deliver such short form of Lease to Landlord within ten (10) days following the request therefor.

      31.3 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

      31.4 Prohibition Against Recording. Except as provided in Section 31.2 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

      31.5 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

      31.6 Time of Essence. Time is of the essence of this Lease and each of its provisions.

      31.7 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

      31.8 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

      31.9 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

      31.10 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

      31.11 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

      31.12 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 11 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the following addresses, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant:

                         BRS TORREY I, LLC
                         c/o Mr. Matt Root
                         The Shidler Group
                         4660 La Jolla Village Drive, Suite 800
                         San Diego, CA 92122

                         with copies to:

                         Teel, Palmer & Roeper, LLP
                         8910 University Center Lane, Suite 630
                         San Diego, California 92122
                         Attn:  Dean E. Roeper, Esq.

Any Notice will be deemed given on the date it is mailed as provided in this
Section 31.12 or upon the date personal delivery is made. If Tenant is notified of the identity and address of the holder of any deed of trust or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

      31.13 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

      31.14 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

      31.15 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

      31.16 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      31.17 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 10 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

      31.18 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or Project or any portion thereof, whose address has theretofore been given to Tenant, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

      31.19 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire.

      31.20 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

      31.21 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

      31.22 Environmental Matters.

            31.22.1 Hazardous Material. As used herein, the term "HAZARDOUS MATERIAL" means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the Unites States Government. Tenant acknowledges that Landlord may incur costs (i) for complying with laws, codes, regulations or ordinances relating to Hazardous Material, or (ii) otherwise in connection with Hazardous Material including, without limitation, the following: (a) Hazardous Material present in soil or ground water, (b) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves onto or under the Project, (c) Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other tenants of the Project or their agents, employees, contractors or invitees, or by others, and (d) material which becomes Hazardous

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

Material due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Tenant agrees that the costs incurred by Landlord with respect to, or in connection with, the Project for complying with laws, codes, regulations or ordinances relating to Hazardous Material shall be an Operating Expense, unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant under this Lease. To the extent any such Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such Operating Expense to which such recovery or reimbursement relates.

            31.22.2 Representation and Warranties of Tenant.

                  31.22.2.1 Tenant has received and reviewed the environmental documents listed in Exhibit "F" ("ENVIRONMENTAL DOCUMENTS"). Tenant acknowledges that hazardous substances, hazardous materials, wastes, pollutants or contaminants of the type and nature identified in the Environmental Documents, or similar or related types or organic and or inorganic substances have been used and are present or potentially present at the Project at the locations identified in the Environmental Documents and, potentially, at other locations at the Project that have not been identified (hereinafter referred to as "SUBSTANCES").

                  31.22.2.2 Tenant shall inform and/or disclose, prior to the commencement of Tenant Work under this Lease and the Tenant Work Letter attached as Exhibit "E", in a manner reasonably approved by Landlord, to its employees, contractors, subcontractors and anyone else conducting Tenant Work on the Project under contract or the supervision or direction of the Tenant or its Contractor, as defined in Exhibit "E" ("WORKER" or "WORKERS"), the content of the Environmental Documents, including, without limitation, the type, location, extent and magnitude and hazards associated with the Substances, present or potentially present at the Project.

            31.22.3 Tenant Release and Indemnification of Landlord. Tenant shall release, waive and forever discharge Landlord, and indemnify, defend and hold Landlord and its owners, officers, directors, employees, agents, successors and assigns ("LANDLORD INDEMNITEES") harmless from and against all losses, claims, demands, liabilities, obligations, causes of actions, damages, costs, fees, expenses, fines or penalties including, without limitation, reasonable attorney fees and the cost and expense to the Landlord Indemnitees of enforcing the foregoing indemnity obligation (collectively, "LOSSES") asserted against any Landlord Indemnitee, or incurred by Landlord Indemnitee, arising from or related to:

                  31.22.3.1 the performance of the Tenant Work by Tenant, Contractor or Workers and their owner's officers, directors, employees, agents, successors and assigns;

                  31.22.3.2 Tenant's breach of any representation or warranty under this Subsection 31.22.3;

                  31.22.3.3 any personal injury or property damage attributable to the presence of or exposure to Substances suffered by Tenant, Contractor or any Worker and their owner's officers, directors, employees, agents, successors and assigns;

                  31.22.3.4 any exacerbation of existing environmental conditions, whether or not identified in the Environmental Documents, caused by Tenant, Contractor or any Worker and their owner's officers, directors, employees, agents, successors and assigns;

                  31.22.3.5 creation of environmental conditions not identified in the Environmental Documents caused by Tenant, Contractor or Worker and their owner's officers, directors, employees, agents, successors and assigns.

                  Notwithstanding anything contrary herein, Tenant's obligations under this Section shall not extend to losses attributable to the negligence or willful misconduct of Landlord. The foregoing indemnification obligations shall survive the expiration or termination of this Lease.

            31.22.4 Baseline Environmental Report. Sixty (60) days prior to the Lease Expiration Date or earlier termination hereof, Tenant shall, at its sole cost and expense, perform such environmental site assessment of

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

environmental conditions in connection with the Project as may be reasonably required by Landlord, specifically including both a Phase I and/or Phase II Environmental Report, to confirm to Landlord if any violation of the terms and conditions of this Article 31 have occurred ("VIOLATIONS") (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Landlord the reports and other results thereof, and Landlord shall be entitled to rely on such reports and other results thereof. Tenant shall, at its sole cost and expense, comply with all reasonable written requests of Landlord to reasonably effectuate remediation of any condition (including, but not limited to, a release of a Hazardous Material) in, on, under or from the Project arising from or in connection with a Violation.

            31.22.5 Environmental Insurance; Assignment of Indemnity. In the event Landlord acquires environmental insurance coverage insuring Landlord against loss or damage caused by the contamination of the Project and arising out of the presence of Hazardous Material, then Landlord shall add Tenant as an additional insured to such policy of insurance but only for loss or injury caused by the presence of Hazardous Material existing on the Project or the Premises as of the Commencement Date (the "EXISTING HAZARDOUS MATERIALS"). Such coverage shall insure Tenant against loss or damage caused by such Existing Hazardous Material, but only to the extent that proceeds are available to compensate Tenant after compensating Landlord for any of its losses. In other words, Tenant's rights to any proceeds under such insurance shall be subrogated and subordinated to Landlord's rights to such proceeds. In addition, if Landlord acquires a contractual indemnity for loss or damage arising out of the presence of any Existing Hazardous Material, from either the previous owner of the Project or the prior tenant of the Project, then and only to the extent that such indemnification obligation is assignable, Landlord shall, by execution of such documents as Landlord may reasonably deem commercially reasonable, assign the benefits of such indemnity to Tenant, but only to the extent that the proceeds from such indemnity are available to compensate Tenant after compensating Landlord for any of its losses. In other words, Tenant's rights to any proceeds under such indemnity shall be subrogated and subordinated to Landlord's rights to such proceeds.

            31.22.6 Landlord Release of Tenant. Landlord shall release, waive and forever discharge Tenant for any responsibility for Losses arising from or related to the Existing Hazardous Materials, provided that such Losses are not as a result, in whole or in part, of any of the actions or inactions of Tenant or other parties as described in Subsection 31.22.3 above or are otherwise covered by the Tenant's obligation to indemnify Landlord.

      31.23 Development of the Project.

            31.23.1 Subdivision. Tenant acknowledges that the Project has been subdivided. Landlord reserves the right to further subdivide all or a portion of the buildings and Common Areas in the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas of the Project by an entity other than Landlord shall not affect the calculation of Project Expenses or Tenant's payment of Tenant's Share of Project Expenses.

            31.23.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the "OTHER IMPROVEMENTS") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Project Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to sell all or any portion of the Project or any other of Landlord's rights described in this Lease.

            31.23.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of -the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc., which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

      31.24 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the lesser of (a) the equity interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), and neither Landlord, nor any of its constituent partners or subpartners, shall have any personal liability therefor, and Tenant, on behalf of itself and all persons claiming by, through or under Tenant, hereby expressly waives and releases Landlord and such partners and subpartners from any and all personal liability.

      31.25 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant, all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

      31.26 Attorneys' Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

            "LANDLORD":                BRS TORREY I, LLC,
                                       a Delaware limited liability company

                                       By:         /s/ [Illegible]
                                            ------------------------------------
                                            ____________________________________

                                       Its:              Member

                                            By:
                                                 _______________________________
                                            Its:
                                                 _______________________________

            "TENANT":                  STRUCTURAL GENOMIX, INC.,
                                       a Delaware corporation

                                       By:            /s/ Tim Harris
                                            ------------------------------------
                                            Name:         T. Harris
                                            Title:        Pres & CEO

                                       By:            /s/ [Illegible]
                                            ------------------------------------
                                            Name:      [Illegible]
                                            Title:          EVP

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                   EXHIBIT "A"

                        TORREY SORRENTO I BUSINESS PARK,
               (10575/10581 Roselle Street, San Diego, California)

                               OUTLINE OF PREMISES

                                  [FLOOR PLAN]

                              EXHIBIT "A" - Page 1

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                   EXHIBIT "B"

                         TORREY SORRENTO I BUSINESS PARK
               (10575/10581 ROSELLE STREET, SAN DIEGO, CALIFORNIA)

                           NOTICE OF LEASE TERM DATES

To:
      _________________________________
      _________________________________
      _________________________________

      Re:   Lease dated ________________________, 2001 between BRS TORREY I,
            LLC, a Delaware limited liability company ("LANDLORD"), and STRUCTURAL GENOMIX, INC., a Delaware corporation ("TENANT") concerning Suite _________ on floor(s) ___________ of the office building located at 10575/10581 Roselle Street, San Diego, California.

Gentlemen:

      In accordance with the referenced Lease (the "LEASE"), we wish to advise you and/or confirm as follows:

      1. The Substantial Completion of the Premises has occurred, and the Lease Term shall commence on or has commenced on ________________________ for a term of ____________________________ ending on ________________________________.

      2. Rent commenced to accrue on ________________________________, in the amount of ________________________________.

      3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

      4. Your rent checks should be made payable to _________________________ at
________________________________________________________________.

      5. The exact number of rental square feet within the Premises is _________________________ square feet.

      6. Base Rent, as adjusted based upon the exact number of rentable square feet within the Premises, is as follows:
_______________________________________________________________________________.

                              EXHIBIT "B" - Page 1

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

      7. Tenant's Share, as adjusted based upon the exact number of rentable square feet within the Premises, is ________%.

      "LANDLORD":                      BRS TORREY I, LLC,
                                       a Delaware limited liability company

                                       By: _____________________________________

                                       Its: ____________________________________

                                       By: _____________________________________

                                                Its: ___________________________

Agreed to and Accepted as
of ___________________, 2001

"TENANT":

STRUCTURAL GENOMIX, INC.,
a Delaware corporation

By: ______________________________

    Its: _________________________

                              EXHIBIT "B" - Page 2

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                   EXHIBIT "C"

                         TORREY SORRENTO I BUSINESS PARK
               (10575/10581 ROSELLE STREET, SAN DIEGO, CALIFORNIA)

                              RULES AND REGULATIONS

      Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

      1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

      2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

      3. Any requests of Tenant shall be directed to the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

      4. Tenant shall not disturb, solicit, or canvas any occupant of the Project and shall cooperate with Landlord and its agents to prevent such activities.

      5. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

      6. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

      7. Tenant shall not allow to escape any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

      8. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

      9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

      10. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

      11. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

                              EXHIBIT "C" - Page 1

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

      12. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

      Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.

                              EXHIBIT "C" - Page 2

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                   EXHIBIT "D"

                         TORREY SORRENTO I BUSINESS PARK
               (10575/10581 ROSELLE STREET, SAN DIEGO, CALIFORNIA)

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

      The undersigned as Tenant under that certain Lease (the "LEASE") made and entered into as of ______________, 2001 by and between BRS TORREY I, LLC, a Delaware limited liability company, as Landlord, and the undersigned, as Tenant, for Premises on the ________________ (______) floor(s) of the office building located at 10575/10581 Roselle Street, San Diego, California, certifies as follows:

      1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

      2. The undersigned currently occupies the Premises described in the Lease.

      3. The Lease Term commenced on ____________________________, and the Lease Term expires on _________________________________.

      4. Base Rent became payable on __________________.

      5. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

      6. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

      7. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of the holder of the first deed of trust on the Premises.

      8. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________________. The current monthly installment of Base Rent is $________.

      9. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

      10. The current amount of the Security Deposit held by Landlord is $________.

      11. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

      12. As of the date hereof, there are no existing defenses or offsets that the undersigned has against Landlord nor have any events occurred that with the passage of time or the giving of notice, or both, would constitute a default on the part of Landlord under the Lease.

      13. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord or to a prospective mortgagee, or a prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making of such loan or acquisition of such property.

      14. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do

                              EXHIBIT "D" - Page 1

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

      Executed at __________________ on the _____ day of __________________,
2001.

      "TENANT":                         STRUCTURAL GENOMIX, INC.,
                                        a Delaware corporation

                                        By: ____________________________________
                                            Name: ______________________________
                                            Title:

                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                              EXHIBIT "D" - Page 2

                                   EXHIBIT "E"

                         TORREY SORRENTO I BUSINESS PARK
               (10575/10581 ROSELLE STREET, SAN DIEGO, CALIFORNIA)

                               TENANT WORK LETTER

      This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All capitalized terms used but not defined herein shall have the meanings given such terms in the Lease. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 31 of this Lease to which this Tenant Work Letter is attached as Exhibit "E" and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

                                    SECTION 1

                   DELIVERY OF THE PREMISES AND BASE BUILDING

      Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises and "Base Building," as that term is defined below, to Tenant, and Tenant shall accept the Premises and Base Building from Landlord in their presently existing, "as-is" condition ("DELIVERY DATE"); provided, however, Landlord shall (i) paint the exterior of the Building, (ii) repair and/or replace certain portions of the roofing system, (iii) install glass in all truck doors along the back of the Building, and (iv) repair certain portions of the parking lot (collectively, the "LANDLORD'S WORK"). The "BASE BUILDING" shall consist of those portions of the Premises which were in existence prior to the construction of the Tenant Work. Landlord shall obtain a bid from the Contractor, defined below, to construct the Landlord's Work. If such bid is not competitive with Landlord's other bids for the Landlord Work, at Tenant's option, Tenant may pay the difference between the Contractor's bid and the most competitive bid for the Landlord's Work to Landlord, and Landlord shall retain the Contractor to construct the Landlord's Work.

                                    SECTION 2

                               TENANT IMPROVEMENTS

      2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of up to One Million Eight Hundred Eighty-Five Thousand One Hundred Eighty Dollars ($1,885,180.00) for reimbursement to Tenant for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "TENANT IMPROVEMENTS"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

      2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) only for the following items and costs (collectively, the "TENANT IMPROVEMENT ALLOWANCE ITEMS").

            2.2.1 Payment of the fees of the "Space Planner," "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;

            2.2.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

                              EXHIBIT "E" - Page 1

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

            2.2.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

            2.2.4 The cost of any changes in the Base, Shell and Core work or the Landlord Work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

            2.2.5 The cost of any changes to the Construction Drawings, Tenant Improvements or Landlord's Work required by Code;

            2.2.6 Sales and use taxes and Title 24 fees;

            2.2.7 "Landlord Consulting Fee", as that term is defined in Section
4.3 of this Tenant Work Letter; and

            2.2.8 All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

      2.3 Tenant Work. Any and all work performed by Tenant to the Premises or the Building or Project shall be defined as "Tenant Improvements." Tenant shall use its good faith efforts to complete the construction of the Tenant Improvements on or before October 1, 2001. The Tenant Work shall also be considered "Tenant Improvements" for purposes of this Tenant Work Letter.

      Any failure of Tenant to so complete the Tenant Work or otherwise comply with the terms and provisions of this Tenant Work Letter shall be a default under this Lease. Landlord and Tenant shall use commercially reasonable efforts to concurrently construct the Landlord's Work and the Tenant Work.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

      3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect reasonably acceptable to Landlord (the "ARCHITECT") to prepare any "Construction Drawings," as that term is defined in this Section 3.1. Tenant shall retain engineering consultants reasonably acceptable to and approved by Landlord (the "ENGINEERS") to prepare any plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises or otherwise, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS." All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval which will not be unreasonably withheld. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

      3.2 Approved Plans. Landlord shall approve or reasonably disapprove by written notice to Tenant (with a detailed description of Landlord's reasons for such disapproval) of any draft of the Construction Drawings within three (3) business days after Landlord's receipt thereof. Landlord's failure to approve or reasonably disapprove any draft of the Construction Drawings by written notice to Tenant within said three (3) business day period shall be deemed to constitute Landlord's approval thereof. If Landlord so notifies Tenant of its disapproval

                              EXHIBIT "E" - Page 2

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

of any draft of the Construction Drawings, Tenant shall cause the Architect to revise the Construction Drawings and to resubmit the Construction Drawings for Landlord's approval. This process shall continue until the Construction Drawings have been approved or are deemed to have been approved by Landlord. The final Construction Drawings shall be approved by Landlord (the "APPROVED PLANS") prior to the commencement of construction of the Tenant Work by Tenant. After approval by Landlord of the final Approved Plans, which consent may not be unreasonably withheld or delayed, Tenant shall submit the same and shall acquire all applicable permits and shall deliver a copy of all permits to Landlord. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any permit regarding the Tenant Work and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit. No material, substantive changes, modifications or alterations in the Approved Plans may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed. The failure of Tenant to acquire all permits that are required by any governmental agency shall be a default of Tenant hereunder.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

      4.1 Tenant's Selection of Contractors.

            4.1.1 The Contractor. A contractor shall be retained by Tenant to construct the Tenant Improvements. Such contractor ("CONTRACTOR") shall be selected by Tenant from a list of contractors acceptable to Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

            4.1.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "TENANT'S AGENTS") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers within three (3) business days after Landlord's receipt thereof, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

      4.2 Construction of Tenant Improvements by Tenant's Agents.

            4.2.1 Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "CONTRACT"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.

            4.2.2 Tenant's Agents.

                  4.2.2.1 Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Plans; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

                  4.2.2.2 Indemnity. Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

                              EXHIBIT "E" - Page 3

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                  4.2.2.3 Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

                  4.2.2.4 Insurance Requirements.

                        4.2.2.4.1 General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

                        4.2.2.4.2 Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $3,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

                        4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

            4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

                              EXHIBIT "E" - Page 4

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

            4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

      4.3 Landlord Consulting Fee. Tenant shall pay (as part of the Tenant Improvement Allowance) a construction consulting fee (the "LANDLORD CONSULTING FEE") to Landlord in an amount equal to Forty Thousand Dollars ($40,000.00).

      4.4 Notice of Completion; Copy of "As Built" Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the county recorder's office in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Plans as necessary to reflect all changes made to the Approved Plans during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

                                    SECTION 5

                                  MISCELLANEOUS

      5.1 Tenant's Representative. Tenant has designated Geneva Davis as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

      5.2 Landlord's Representative. Landlord has designated Mr. Matt Root as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

      5.3 Time or the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "NUMBER OF DAYS" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

      5.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in this Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements caused by such inaction by Landlord).

                              EXHIBIT "E" - Page 5

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                                   EXHIBIT "F"

                         TORREY SORRENTO I BUSINESS PARK
               (10575/10581 Roselle Street, San Diego, California)

                             ENVIRONMENTAL DOCUMENTS

1. Geosyntec Consultants Report entitled "Preliminary Risk Assessment" dated May 11, 2001

                              EXHIBIT "F" - Page 1

                                                      10581/10575 Roselle Street
                                                      [Structural GenomiX, Inc.]

                          TORREY SORRENTO BUSINESS PARK

                  NOTICE OF EXPANSION PREMISES LEASE TERM DATES

To:   Structural Genomix, Inc.
      10505 Roselle Street
      San Diego, CA 92121
      Attn: Ms. Geneva Davis

      Re: Second Amendment to Lease dated November 5, 2002 between BRS TORREY I, LLC, a Delaware limited liability company ("LANDLORD"), and STRUCTURAL GENOMIX, INC., a Delaware corporation ("TENANT") concerning 10581 Roselle Street, San Diego, California.

Gentlemen:

      In accordance with the referenced Second Amendment to Lease (the "LEASE"), we wish to advise you and/or confirm as follows:

      1. The Substantial Completion of the Premises has occurred, and the Expansion Premises Commencement Date has commenced on February 15, 2003 and will expire September 30, 2008.

      2. Rent commences to accrue on February 15, 2003, in the amount of $4,537.50 per month.

      3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

      4. Your rent checks should be made payable to BRS Torrey I, LLC c/o CB Bank & Trust - Lockbox, 9775 Clairmont Mesa Boulevard, San Diego, CA 92124.

      5. The exact number of rentable square feet within the Premises is 2,750 square feet.

      6. Base Rent, as adjusted based upon the exact number of rentable square feet within the Premises, is as follows:

2/15/03-3/14/03           $4,537.50

3/15/03-3/31/03           $2,268.75         Prorated

4/1/03-2/28/04            $4,537.50

3/1/04-2/28/05            $4,702.50

3/1/05-2/28/06            $4,867/50

3/1/06-2/28/07            $5,032.50

3/1/07-2/28/08            $5,197.50

3/1/08-9/30/08            $5,390.00

      7. Tenant's Share, as adjusted based upon the exact number of rentable square feet within the Premises, is 73.37%.

      "LANDLORD":                      BRS TORREY I, LLC
                                       a Delaware limited liability company

                                       By:  JCR Manager, LLC
                                            a Delaware limited liability company
                                       Its: Manager

                                            By: /s/ Jim Reynolds
                                                --------------------------------
                                                Name: Jim Reynolds
                                                Title: Manager

Agreed to and Accepted as
of 3/13, 2003.

"TENANT":

STRUCTURAL GENOMIX, INC.
a Delaware corporation

By: /s/ Herbert G. Mutter
    -----------------------------------
    Its: Vice President, Finance

                            FIRST AMENDMENT TO LEASE

      THE FIRST AMENDMENT TO LEASE (the "First Amendment") is effective as of April 23, 2002 (the "Effective Date"), by and between BRS TORREY I, L.L.C., a Delaware limited liability company ("Landlord"), and STRUCTURAL GENOMIX, INC, a Delaware corporation ("Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (the "Original Lease"), dated June 1, 2001, covering premises commonly known as 10581 Roselle Street (the "Building") located at 10575/10581 Roselle Street, San Diego, California 92121 ("Project");

      WHEREAS, Landlord and Tenant entered into that certain Acknowledgement of Lease Term Dates and Agreement Regarding Performance of Landlord's Work dated September 28, 2001;

      WHEREAS, Tenant currently occupies premises in the Building, which consists of 24,805 rentable square feet;

      WHEREAS, Landlord desires to increase the tenant improvement allowance for additional Landlord's work to the roof (plywood, coping, downspouts, crickets and contractor's fees);

      NOW, THEREFORE, for and in consideration of the mutual terms and conditions set forth herein and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      1. Tenant Improvement Allowance. Landlord has agreed to increase the amount of the Tenant Improvement Allowance, as provided under Exhibit E of the Original Lease and Paragraph 8 of the Acknowledgement of Lease Term Dates and Agreement Regarding Performance of Landlord's Work by $10.041.81 for additional costs associated with Landlord's Work. The total amended Tenant Improvement Allowance is $2,067,964.31.

      2. No Termination, Cancellation, Contraction, or Similar Rights. Notwithstanding anything to the contrary contained in the Lease or this Amendment, Tenant hereby agrees and acknowledges that Tenant has no termination rights (except Article 11.2 Option to Repair or Terminate, Article 11.4 Damage Near End of Term and Article 13.1 Permanent Taking), cancellation rights, contraction rights, expense cap, first opportunity space, first refusal (except
Article 30 Right of First Refusal), or similar rights under the Lease or this Amendment. Any and all provisions contained in the Lease regarding Tenant's termination rights (except Article 11.2 Option to Repair or Terminate, Article
11.4 Damage Near End of Term and Article 13.1 Permanent Taking), cancellation rights, contraction rights, expense cap, first opportunity or first refusal (except Article 30 Right of First Refusal) or similar rights, if any, are hereby deleted from the Lease and shall be of no further force or effect.

      3. Tenant Certification. By its execution of this First Amendment, Tenant hereby certifies that as of the date of such execution, and to the best of Tenant's knowledge, Landlord is not in default of the performance of its obligations pursuant to the Lease, and Tenant has no offsets, claims against Landlord or the rent payable by Tenant under the Lease and no defenses with respect to the Lease.

      4. Continuing Effect. The Lease as amended by the Acknowledgement of Lease Term Dates and Agreement Regarding Performance of Landlord's Work, and as amended herein is hereby ratified and confirmed and shall continue in full force and effect.

      5. Counterparts. This First Amendment may be executed in multiple counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one and the same instrument.

      6. Authority. Tenant hereby warrants and represents that it has the requisite authority and ability to enter into this First Amendment and to fully perform all obligations of Tenant hereunder. Landlord hereby warrants and represents that it has the requisite authority and ability to enter into this First Amendment and to fully perform all obligations of Landlord hereunder.

      7. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to those terms in the Lease.

      8. Conflicts; Incorporation by Reference. In the event of any conflict between the terms of this First Amendment and either the Lease or the Acknowledgement of Lease Term Dates and Agreement Regarding Performance of Landlord's Work, the terms of this First Amendment shall control. All of the exhibits attached to this First Amendment, if any, are by this reference incorporated herein and made a part hereof for all purposes.

      9. Effect of Submission. Submission of this First Amendment for examination does not constitute an offer, right of first refusal, reservation of, or option for, the Building or any other premises at the Project. This First Amendment shall become effective only upon the execution and delivery by both Landlord and Tenant.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date or dates set forth below but effective for all purposes as of the Effective Date.

                                    LANDLORD:

                                    BRS TORREY I, L.L.C.,
                                    a Delaware limited liability company

                                    By: Shidler West Investment Corporation
                                        Its: Authorized Agent

                                        By: /s/ Jim Ingebritsen
                                            ------------------------------------
                                        Name: Jim Ingebritsen
                                        Title:     C.F.O.

                                    TENANT:

                                    STRUCTURAL GENOMIX, INC,
                                    a Delaware corporation,

                                    By: /s/ Herbert G. Mutter
                                        ----------------------------------------
                                    Name: Herbert G. Mutter
                                    Title: Vice President, Finance

                                    By: /s/ Tim Harris
                                        ----------------------------------------
                                    Name: T. Harris
                                    Title: Pres & CEO

                            SECOND AMENDMENT TO LEASE

      This SECOND AMENDMENT TO LEASE (this "SECOND AMENDMENT") is entered into as of the 5th day of November , 2002 (the "EFFECTIVE DATE"), by and between BRS TORREY I, LLC, a Delaware limited liability company ("LANDLORD"), and STRUCTURAL GENOMIX, INC., a Delaware corporation ("TENANT").

                                    RECITALS:

      A. Landlord and Tenant are parties to that certain Lease (the "ORIGINAL LEASE") dated June 1, 2001, as amended by that certain First Amendment to Lease (the "FIRST AMENDMENT"), dated April 23, 2002 (the First Amendment and Original Lease will hereinafter be referred to collectively as the "ORIGINAL LEASE"), regarding certain premises in the buildings commonly known as the Torrey Sorrento I Business Park located in San Diego, California (the "ORIGINAL PREMISES"). Initially capitalized terms used in this Second Amendment that are defined in the Original Lease shall have the same meaning and definition when used in this Second Amendment unless specifically set forth in this Second Amendment.

      B. The provisions of the Original Lease grant to the Tenant a right of first refusal to the First Offer Space. Consistent with such rights, the Tenant and Landlord desire to amend the Original Lease to reflect the expansion of the Premises to include a portion of the First Offer Space.

      C. Landlord and Tenant also desire to modify the additional terms and provisions of the Original Lease as set forth herein.

      NOW, THEREFORE, in consideration of the mutual terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as set forth below.

                                   AGREEMENT:

      1. Expansion Premises. Subject to the terms and conditions of this Second Amendment, Landlord hereby leases to Tenant and Tenant leases from Landlord an additional 2,750 rentable square feet of space, as the same is depicted on EXHIBIT A to this Second Amendment (the "EXPANSION PREMISES"). Subject to the existing environmental matters provisions in the Original Lease, including, but not limited to, Sections 31.22.5 and 31.22.6, the Expansion Premises shall be delivered to the Tenant in its "as-is" condition, it being agreed that the Landlord shall have no obligation to perform, or pay for any alterations, improvements or modifications to the Expansion Premises. The date that the Landlord has delivered the Expansion Premises to the Tenant in the condition required by this Paragraph is called the "EXPANSION PREMISES COMMENCEMENT DATE". From and after the Expansion Premises Commencement Date, the Tenant will occupy the Expansion Premises for the balance of the Lease Term on the terms and conditions set forth in the Lease (as hereinafter defined).

      2. Delivery of the Expansion Premises. The Landlord will endeavor to cause the Expansion Premises Commencement Date to occur on January 1, 2003 (the "ESTIMATED DELIVERY DATE"). The Tenant acknowledges that, on the Effective Date, the Expansion Premises is leased to another occupant. As a result, the Tenant understands that the Expansion Premises Commencement Date may be delayed in the event the current occupant fails to vacate the Expansion Premises and deliver the same to the Landlord in time for the Landlord to deliver the same to the Tenant on the Estimated Delivery Date. The parties agree that the failure of the Landlord to deliver the Expansion Premises to the Tenant on the Estimated Delivery Date shall not subject the Landlord to any liability provided such failure is due to the current occupant failing to vacate and surrender the space to the Landlord. In such case, the parties agree that the Landlord shall endeavor to deliver the Expansion Premises to the Tenant as soon as reasonably practicable after the Estimated Delivery Date, however in the event that the Expansion Premises Commencement Date does not occur on or before April 1, 2003 (the "DELIVERY DEADLINE"), then the Tenant shall have the right to terminate this Second Amendment and its obligation to lease the Expansion Premises by providing written notice of the same to the Landlord on or before the date that is ten (10) business days after the Delivery Deadline (such date being referred to as the "NOTICE DEADLINE"). The failure of the Tenant to exercise its foregoing termination right on or before the Notice Deadline, shall be deemed to be a waiver by the Tenant of its termination right.

      3. Right of First Refusal. Nothing in this Second Amendment shall affect Tenant's right of first refusal under Article 30 of the Original Lease. Tenant's right of first refusal shall remain in effect and unimpaired with respect to any and all rental spaces which may become available at the expiration or termination of any lease in the Project including, but not limited to, any future leases for the 10575 Roselle Street Building.

      4. Amendments to the Original Lease. From and after the Expansion Premises Commencement Date, the Original Lease is amended in the following respects:

            (a) All references in the Original Lease to the term "Lease" or "this Agreement" or to terms such as "herein", shall refer to the Original Lease as amended by this Second Amendment.

            (b) All references in the Lease to the term "Premises" shall be deemed to refer collectively to the Original Premises and the Expansion Premises.

            (c) All references to the term "Base Rent" shall be deemed to refer collectively to the Base Rent set forth in the Original Lease, and the Base Rent For the Expansion Premises (as hereinafter defined).

            (d) All references to the term "Tenant's Share" shall mean 73.37%.

      5. Base Rent for Expansion Premises. Concurrent with the execution of this Second Amendment, Tenant shall pay to Landlord the amount of $4,537.50 representing payment of the first (1st) month's Base Rent for the Expansion Premises. Tenant shall otherwise pay to Landlord Base Rent for the Expansion Premises in accordance with the schedule and in the amounts set forth below:

EXPANSION PREMISES                                          MONTHLY BASE RENT
    LEASE YEAR*     ANNUAL BASE RENT  MONTHLY BASE RENT  PER RENTABLE SQUARE FOOT
------------------  ----------------  -----------------  ------------------------
         1             $54,450.00         $4,537.50              $1.65
         2             $56,430.00         $4,702.50              $1.71
         3             $58,410.00         $4,867.50              $1.77
         4             $60,390.00         $5,032.50              $1.83
         5             $62,370.00         $5,197.50              $1.89
         6             $64,680.00         $5,390.00              $1.96

* The term "EXPANSION PREMISES LEASE YEAR" when used in this chart refers to periods which contain twelve (12) consecutive months; however, notwithstanding anything herein to the contrary, the final Expansion Premises Lease Year will expire on the earlier of (i) the expiration of the Lease Term; or (ii) such earlier date that this Lease is terminated in accordance with its terms. The first Expansion Premises Lease Year shall commence on the Expansion Premises Commencement Date. Each subsequent Expansion Premises Lease Year shall commence on the annual anniversary of the Expansion Premises Commencement Date.

      6. Security Deposit. Concurrent with the execution of this Second Amendment, Tenant shall increase the Security Deposit by an additional $5,390.00. This amount shall be held by Landlord as the Security Deposit (in accordance with Article 21 the Lease) for Tenant's obligations under the Lease.

      7. Tenant Certification. By its execution of this Second Amendment, Tenant hereby certifies that as of the date of such execution, and to the best of Tenant's knowledge, Landlord is not in default of the performance of its obligations pursuant to the Lease, and Tenant has no offsets, claims against Landlord or the rent payable by Tenant under the Lease and no defenses with respect to the Lease.

      8. Brokers. Landlord and Tenant both represent and warrant to Landlord that neither has dealt with any brokers in connection with the terms of this Second Amendment. Each party agrees to indemnify, save, and hold the other party harmless from and against any and all claims or demands made upon such party for any commissions, fees or other compensation by any broker, agent or salesman in connection with this Second Amendment. The provisions of this paragraph shall survive the expiration or any earlier termination of the Lease.

                         TORREY SORRENTO I BUSINESS PARK
               (10575/10581 ROSELLE STREET, SAN DIEGO, CALIFORNIA)

                ACKNOWLEDGEMENT OF LEASE TERM DATES AND AGREEMENT
                    REGARDING PERFORMANCE OF LANDLORD'S WORK

To:   Ms. Geneva Davis
      Structural Genomix. Inc.
      10505 Roselle Street
      San Diego, CA 92121

      Re: Lease dated June 1, 2001 between BRS TORREY I, LLC, a Delaware limited liability company ("LANDLORD"), and STRUCTURAL GENOMIX, INC., a Delaware corporation ("TENANT") concerning 10581 Roselle Street, San Diego, California.

Ladies and Gentlemen:

      In accordance with the referenced Lease (the "LEASE"), we wish to advise you and/or confirm, and request that you acknowledge as follows:

      1. The Lease Term shall commence on or has commenced on October 1, 2001 for a term of seven (7) years ending on September 30, 2008.

      2. Base monthly rent commenced to accrue on October 1, 2001, in the amount of $58,291.75.

      3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

      4. Your rent checks should be made payable to BRS Torrey I, LLC at c/o CB Bank &Trust - Lockbox, 9775 Clairmont Mesa Boulevard, San Diego, CA 92124.

      5. The exact number of rentable square feet within the Premises is 24,805 square feet.

      6. Base Rent, as adjusted based upon the exact number of rentable square feet within the Premises, is as follows: No adjustment necessary.

      7. Tenant's Share, as adjusted based upon the exact number of rentable square feet within the Premises, is 65.94%.

      8. Tenant has elected to have its Contractor complete the Landlord's Work, as defined in Exhibit E of the Lease, rather than have Landlord perform Landlord's Work, and Tenant has agreed to (i) assume the responsibility therefore, (ii) to complete the Landlord's Work, and (iii) to release Landlord from its obligations to complete the same. Landlord has agreed to allow Tenant to perform the Landlord's Work and has agreed to increase the amount of the Tenant Improvement Allowance, as provided under Exhibit E, by the amount of $172,742.50 (the "Additional Tenant Improvement Allowance") in consideration of Tenant's completion of the Landlord's Work by Tenant's Contractor, and Tenant has agreed to accept the Additional Tenant Improvement Allowance in consideration thereof. The Additional Tenant Improvement Allowance Amount shall be deemed to be part of the "Tenant Improvement Allowance" for purposes of the Lease and Exhibit E and shall be disbursed as provided in Exhibit E.

      "LANDLORD":                      BRS TORREY I, LLC
                                       a Delaware limited liability company

                                       By: JCR Manager, LLC
                                           -------------------------------------
                                       Its: Manager

                                            By: /s/ [Illegible]
                                                --------------------------------
                                                Its: Manager

Agreed to and Accepted as
of 9/28/01, 2001.

"TENANT":

STRUCTURAL GENOMIX, INC.
a Delaware corporation

By: /s/ Herbert G. Mutter
    -----------------------------------
    Its: Vice President, Finance

      9. Continuing Effect. The Lease as amended herein is hereby ratified and confirmed and shall continue in full force and effect.

      10. Counterparts. This Second Amendment may be executed in multiple counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one and the same instrument.

      11. Authority. Tenant hereby warrants and represents that it has the requisite authority and ability to enter into this Second Amendment and to fully perform all obligations of Tenant hereunder. Landlord hereby warrants and represents that it has the requisite authority and ability to enter into this Second Amendment and to fully perform all obligations of Landlord hereunder.

      12. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to those terms in the Lease.

      13. Conflicts; Incorporation by Reference. In the event of any conflict between the terms of this Second Amendment and the Lease, the terms of this Second Amendment shall control. All of the exhibits attached to this Second Amendment are by this reference incorporated herein and made a part hereof for all purposes.

      14. Effect of Submission. Submission of this Second Amendment for examination does not constitute an offer, right of first refusal, reservation of, or option for, the Premises or any other premises in the Building. This Second Amendment shall become effective only upon the execution and delivery by both Landlord and Tenant.

      15. Facsimile Signatures. Landlord and Tenant each (a) have agreed to permit the use, from time to time where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Second Amendment, (b) intend to be bound by their respective telecopied signatures, (c) are aware that the other will rely upon the telecopied signature, and (d) acknowledge such reliance and waive any defense to the enforcement of the documents affecting this transaction based on the fact that a signature was sent by telecopy only.

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date or dates set forth below but effective for all purposes as of the Effective Date.

      "LANDLORD":                      BRS TORREY I, LLC,
                                       a Delaware limited liability company

                                       By: JCR Manager, LLC
                                           a  Delaware limited liability company
                                       Its: Manager

                                              By: /s/ [Illegible]
                                                  ------------------------------
                                                  Its: Manager

      "TENANT":                        STRUCTURAL GENOMIX, INC.
                                       a Delaware corporation

                                       By: /s/ Tim Harris
                                           -------------------------------------
                                           Name: Dr. Tim Harris
                                           Title: President - CEO

                                       By: /s/ Herbert G. Mutter
                                           -------------------------------------
                                           Name: Herbert G. Mutter
                                       Its: Vice President, Finance

                                    EXHIBIT F

                              ESTOPPEL CERTIFICATE

      THIS TENANT ESTOPPEL CERTIFICATE ("CERTIFICATE"), dated as of 9 July , 2002, is executed by STRUCTURAL GENOMIX, INC, a Delaware corporation ("TENANT") in favor of ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, together with its nominees, designees and assigns (collectively, "BUYER").

                                    RECITALS

      A. Buyer and BRS Torrey I, LLC, a Delaware limited liability company ("LANDLORD"), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of May 30, 2002 (the "PURCHASE AGREEMENT"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of San Diego, County of San Diego, State of California, more particularly described on Exhibit A attached to the Purchase Agreement (the "PROPERTY")

      B. Tenant and Landlord have entered into that certain Lease Agreement dated as of June 1, 2001 (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "LEASE"), for a portion of the Property.

      C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

      D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Buyer will rely on the representations and agreements below in acquiring the Property and Landlord's interest under the Lease.

      NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer as follows:

      SECTION 1. LEASE. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof: Acknowledgement of Lease Terms and Agreement Regarding Performance of Landlord Work dated 9/28/01; First Amendment to Lease dated 4/23/02; Connecting Equipment License Agreement dated 9/27/01.
(If none, please state "None.")

      SECTION 2. LEASED PREMISES. Pursuant to the Lease, Tenant leases those certain premises (the "LEASED PREMISES") consisting of approximately 24,805 rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the non-exclusive right to use its prorata share of parking spaces located on the Property during the term of the Lease.

      SECTION 3. FULL FORCE OF LEASE. The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated.

      SECTION 4. COMPLETE AGREEMENT. The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

      SECTION 5. ACCEPTANCE OF LEASED PREMISES. Tenant has accepted possession and is currently occupying the Leased Premises.(1)

      SECTION 6. LEASE TERM. The term of the Lease commenced on October 1, 2001 and ends on September 30, 2008, subject to the following options to extend:
NONE. (If none, please state "None.")

      SECTION 7. PURCHASE RIGHTS. Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property, except as follows: NONE.
(If none, please state "None.")

      SECTION 8. RIGHTS OF TENANT. Except as expressly stated in this Certificate, Tenant:

      (a) has no right to renew or extend the term of the Lease;

      (b) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

      SECTION 9. RENT.

      (a) The obligation to pay rent under the Lease commenced on July 5, 2001. The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

      (b) Tenant is currently paying base rent under the Lease in the amount of $58,291.75 per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows: NONE.
(If none, please state "None.")

      (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is 65.94% and is currently being paid at the rate of $5,854.62 per month, payable to: BRS Torrey I, LLC.

      (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows: NONE.
(If none, please state "None.")

      SECTION 10. SECURITY DEPOSIT. The amount of Tenant's security deposit held by Landlord under the Lease is $349,750.50.

      SECTION 11. PREPAID RENT. The amount of prepaid rent separate from the security deposit is $0, covering the period from N/A.

(1) For Structural Genomix: Upon completion of the following work to be performed under the Lease, there shall be no more obligations or conditions under the Lease that would prevent Tenant from accepting possession and occupying the Leased Premises: NONE. Landlord's sole remaining obligation under the Lease is to fund $1,175,227.07 toward the cost of such work. If none, Tenant has accepted possession and is currently occupying the Leased Premises.

      SECTION 12. INSURANCE. All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

      SECTION 13. PENDING ACTIONS. There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

      SECTION 14. TENANT IMPROVEMENTS. As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows: NONE. (If none, please state "None.")

      SECTION 15. ASSIGNMENTS BY LANDLORD. Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord. Tenant hereby consents to an assignment of leases and rents to be executed by Landlord to Buyer in connection with the acquisition of the Property by Buyer and acknowledges that said assignment docs not violate the provisions of the Lease.

      SECTION 16. ASSIGNMENTS BY TENANT. Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease.

      SECTION 17. ENVIRONMENTAL MATTERS. The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except: ATTACHED LIST , which are used in accordance with all applicable laws.

      SECTION 18. SUCCESSION OF INTEREST. Tenant agrees that, in the event Buyer succeeds to interest of Landlord under the Lease:

      (a) Buyer shall not be liable for any act or omission of any prior landlord (including Landlord);

      (b) Buyer shall not be liable for the return of any security deposit unless such security deposit has been transferred to Buyer;

      (c) Buyer shall not be bound by any rent or additional rent which Tenant might have prepaid under the Lease for more than the current month;

      (d) Buyer shall not be bound by any amendments or modifications of the Lease made without prior consent of Buyer;

      (e) Buyer shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

      (f) Buyer shall not be liable under the Lease to Tenant for the performance of Landlord's obligations under the Lease beyond Buyer's interest in the Property.

      SECTION 19. NOTICE OF DEFAULT. Tenant agrees to give Buyer a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to the Landlord. Tenant further agrees that if Landlord shall fail to cure such default within the applicable grace period, if any, provided in the Lease, then Buyer shall have an additional 60 days within which to cure such default, or if such default cannot be cured within such 60-day period, such 60-day period shall be extended so long as Buyer has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect (such cure), in which event the Lease shall not be terminated while such remedies are being pursued.

      SECTION 20. NOTIFICATION BY TENANT. From the date of this Certificate and continuing until on August 2, 2002, Tenant agrees to immediately notify Buyer at the following address, in writing personally, by reputable overnight delivery service or by facsimile transmission (with in the case of a facsimile transmission, confirmation by reputable overnight delivery service) at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate.

      If To Buyer:      Alexandria Real Estate Equities, Inc.
                        135 N. Los Robles Avenue
                        Suite 250
                        Pasadena, California 91101
                        Attention: Corporate Secretary
                                       RE: TORREY-SORRENTO INDUSTRIAL PARK
                        Telephone:     (626) 578-0777
                        Facsimile:     (626) 578-0770

      With A Copy To:   Mayer, Brown, Rowe & Maw
                        350 South Grand Avenue
                        25th Floor
                        Los Angeles, California 90071
                        Attention:     Todd Evan Stark, Esq.
                        Telephone:     (213) 229-9500
                        Facsimile:     (213) 625-0248

      Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property.

      Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

TENANT:                      STRUCTURAL GENOMIX, INC.,
                             a Delaware corporation

                             By: /s/ Herbert G. Mutter
                             Name: Herbert G. Mutter
                             Its: Vice President, Finance